UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2012

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 31, 2012, GCI Holdings, Inc. (“Holdings”), a wholly owned subsidiary of the registrant, entered into an Add-On Term Loan (the “Supplement”) to the Second Amended and Restated Credit and Guarantee Agreement, dated as of January 29, 2010, among Holdings, GCI, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the other Agents named therein.  The Supplement provides for an additional $30.0 million term loan with an initial interest rate of LIBOR plus 2.5%, payable in accordance with the terms of the Credit Agreement.  Holdings intends to use the $30.0 million term loan proceeds to pay down revolving loans under the Credit Agreement, thus increasing availability under the revolving portion of the Credit Agreement.

Section 8 – Other Events

Item 8.01            Other Events

As previously disclosed on June 5, 2012, General Communication, Inc. (“GCI”) entered into an agreement (the “Agreement”) with Alaska Communications Systems Group, Inc. (“ACS”) to form The Alaska Wireless Network, LLC, a Delaware limited liability company that will hold and operate both companies’ wireless facilities.  The transactions contemplated by the Agreement (the “Transactions”) remain subject to the satisfaction or waiver of certain closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

GCI filed the required notification and report form with the U.S. Federal Trade Commission pursuant to the HSR Act on June 11, 2012.  On July 11, 2012, GCI received a request for additional information from the Antitrust Division of the U.S. Department of Justice (the “DOJ”) in connection with the review of the Transactions.  ACS also received a request for additional information.  Issuance of the request for additional information extends the waiting period under the HSR Act until 30 days after both parties have substantially complied with the requests, unless the waiting period is terminated sooner by the DOJ.  The parties continue to anticipate the Transactions contemplated by the Agreement will close by the second quarter of 2013, as previously announced.

Completion of the transactions contemplated by the Agreement remains subject to the satisfaction or waiver of the other closing conditions.

This document includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management.  Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside GCI’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: August 1, 2012

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)